Exhibit (15)(6)

AMENDMENT N O.  2  TO STATEMENT OF WORK NO. 2

This Amendment No. 2 (“Amendment No. 2”) to Statement of Work No. 2 dated as of April 15, 2011 among Modern Woodmen of America (“Customer”), se2, LLC (“Vendor”) and Security Distributors, LLC, as successor in interest to Security Distributors, Inc. (“Security Distributiors”) (“Statement of Work No. 2”) is effective as of January 1, 2016 (the “Effective Date”) and is made among Customer, Vendor and Security Distributors pursuant to the Master Agreement among Customer, Vendor and Security Distributors dated as of April 15, 2011, as amended (the “Agreement”).

The parties desire to amend Statement of Work No. 2 as more specifically described in this Amendment No. 2.

Therefore, the parties agree as follows.

1.                                      Section 2.14 of Statement of Work No. 2 is hereby deleted in its entirety and replaced with the following new Section 2.14:

2.12  Service Centers. The Vendor Service Locations for the Services to be provided hereunder is/are:

Vendor or Permitted Subcontractor	Address
Vendor and Security Distributors	5801 SW 6th Avenue, Topeka, KS 66606-9609
1300 SW Arrowhead Road, Topeka, KS 66604-4073
1150 Route 22 East Bridgewater, NJ 08807
se2 Information Services Ireland Limited	2nd Floor, Waterford Technology Park, Butlerstown, Waterford, Ireland
NTT DATA, Inc. subcontracts to NTT DATA Global Delivery Services Private Limited	6th Floor, Global Village, IT Sector, SEZ Tower 1, Block 2, Mylasandra Pattanagere Village, Bangalore 560 059, Karnataka, India
Ground floor, STPI Building, Global Village, IT Park, Mylasandra Pattangere Village, RVCE Post, Bangalore 560 059, Karnataka, India
5th Floor, Block 5, DLF IT Sez Park, 1/124 Mount Poonamallee Road, Manapakkam, Chennai 600 089, Tamil Nadu, India

Splendor Trade Tower, Golf Course Extension Road, Sector — 65, Gurgaon — 22101Haryana, India
NTT DATA, Inc. subcontracts to Process Services, LLC	5th Floor, Tower 4, Unitech Reality Projects Limited (Infospace), Sector-48, Gurgaon, Haryana — 122003 (India)
NTT DATA, Inc. subcontracts to NTT Canada, Inc.	2000 Barrington Street, Suite 300, Cogswell Tower, Halifax, Nova Scotia, B3J 3K1, Canada
NTT DATA, Inc.	5200 Commerce Crossings, Louisville, KY 40229 U.S.A.

2.                                      Unless expressly modified by this Amendment No. 2, the terms and conditions of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties executed this Amendment No. 2 effective as of Effective Date.

Modern Woodmen of America		se2, LLC

By:	/s/ Jerald J. Lyphout	By:	/s/ James R. Schmank
Name:	Jerald J. Lyphout	Name:	James R. Schmank
Title:	National Secretary	Title:	SVP

Security Distributors, LLC.

By:	/s/ James R. Schmank
Name:	James R. Schmank
Title:	VP